                                                                   EXHIBIT 10.1




                          STOCK ACQUISITION AGREEMENT



                                  dated as of


                                 March 25, 1992




                                  by and among

                             E-Z SERVE CORPORATION

                                      and

                               LARRY JACK TAYLOR,

                         APRIL MICHELE TAYLOR TRUST and

                           KERRI DENISE TAYLOR TRUST

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                        ARTICLE 1
                                                     The Acquisition

         1.1        The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2        The Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                        ARTICLE 2

                                            Representations and Warranties by
                                                     the Shareholders

         2.1        Organization and Existence of Dart; Capitalization  . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2        Organization and Existence of TPI; Capitalization   . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3        Organization and Existence of Titan; Capitalization   . . . . . . . . . . . . . . . . . . . . . .   5
         2.4        Qualification of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5        Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6        No Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7        Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.8        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.10       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.11       No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12       Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.13       Authority and Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.14       Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.15       Brokerage Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.16       No Misleading Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE 3
                                       Representations and warranties by E-Z Serve

         3.1        Organization and Existence of E-Z Serve; Capitalization   . . . . . . . . . . . . . . . . . . . .  16
         3.2        Qualification of E-Z Serve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.3        Authority and Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.4        E-Z Serve Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.5        Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.6        No Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.7        No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.8        Brokerage Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.9        No Misleading Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.10       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE 4
                                             Certain Covenants and Agreements

         4.1        Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.2        Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.3        Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.4        UST Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.5        Personal Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE 5
                                                  Conditions to Closing

         5.1        E-Z Serve's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.2        Obligations of the Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE 6
                                                       Tax Matters

         6.1        Liability for Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.2        Tax Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.3        Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.4        Survival of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.5        Limitation on Tax Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.6        Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                        ARTICLE 7
                                                     Indemnification

         7.1        Indemnification of the Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.2        Indemnification of E-Z Serve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.3        Demands   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.4        Right to Contest and Defend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.5        Cooperation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.6        Right to Participate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.7        Payment of Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.8        Limitations on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE 8
                                                       Arbitration

         8.1        Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                        ARTICLE 9
                                                      Miscellaneous

         9.1        Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.2        Post-Closing Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.3        Public Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.4        Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.5        Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         9.6        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.7        Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.8        Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.9        Modifications and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.10       Controlling Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.11       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.12       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.13       Combined Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                          STOCK ACQUISITION AGREEMENT

         This STOCK ACQUISITION AGREEMENT (the "Agreement"), made as of the 25th day of March, 1992, by and among E-Z Serve CORPORATION, a corporation organized under the laws of the State of Delaware ("E-Z Serve"), LARRY JACK TAYLOR ("Taylor"), an individual, HERBERT W. HITCHINGS, as trustee of the APRIL MICHELE TAYLOR TRUST (who enters into this Agreement solely in its capacity as trustee of, and on behalf of, such trust, but not individually) (the "April Trust"), and HERBERT W. HITCHINGS, as trustee of the KERRI DENISE TAYLOR TRUST (who enters into this Agreement solely in its capacity as trustee of, and on behalf of, such trust, but not individually) (the "Kerri Trust"), (Taylor, the April Trust and the Kerri Trust are collectively referred to herein as the "Shareholders").

                             W I T N E S S E T H :

         WHEREAS, Taylor is the owner of (a) all of the issued and outstanding capital stock of Dart Investment Company, a corporation organized under the laws of the State of Texas ("Dart"), and (b) 50% of the issued and outstanding capital stock of Titan Energy, Inc., a corporation organized under the laws of the State of Texas ("Titan"); and

         WHEREAS, the April Trust is the owner of 25% of the issued and outstanding capital stock of Titan; and

         WHEREAS, the Kerri Trust is the owner of 25% of the issued and outstanding capital stock of Titan; and

         WHEREAS, Dart is the owner of all of the issued and outstanding capital stock of Taylor Petroleum, Inc., a corporation organized under the laws of the State of Texas ("TPI"); and

         WHEREAS, the Shareholders deem it desirable and in their respective best interests for E-Z Serve to acquire from the Shareholders and for the Shareholders to transfer to E-Z Serve all of the issued and outstanding capital stock of Titan and Dart;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:
                                   ARTICLE 1

                                The Acquisition

         1.1 The Closing. Pursuant to the terms, covenants and conditions of this Agreement, on the Closing Date (as hereinafter defined):

                      (a) E-Z Serve shall acquire from Taylor, and Taylor shall transfer to E-Z Serve, 1,000 shares of common stock of Dart, par value $10 per share, which constitutes all of the issued and outstanding shares of Dart (the "Dart Stock"), solely in exchange for 1,600,000 shares of voting common stock, $.01 par value per share, of E-Z Serve (the "E-Z Serve Stock").

                      (b) E-Z Serve shall purchase from the Shareholders, and the Shareholders shall sell to E-Z Serve, 100 shares of Common Stock of Titan, par value $10 per share, which constitutes all of the issued and outstanding shares of Titan (the "Titan Stock") for $800,000 payable in immediately available funds at the Closing (as hereinafter defined) as follows: (i) $400,000 to Taylor; (ii) $200,000 to the April Trust; and (iii) $200,000 to the Kerri Trust.

         1.2 The Closing Date. The closing (the "Closing") shall take place at the offices of Bracewell & Patterson, 2900 South Tower Pennzoil Place, Houston, Texas 77002, at 10:00 a.m. (Central Standard Time) on March 25, 1992 or such other date or time as E-Z Serve and the Shareholders may agree to in writing (the "Closing Date"). All of the actions taken and documents executed and delivered at the Closing shall be deemed to be taken, executed and delivered simultaneously.

                                   ARTICLE 2

                       Representations and Warranties by
                                the Shareholders

         The Shareholders hereby, jointly and severally, represent and warrant to E-Z Serve as follows:

         2.1 Organization and Existence of Dart; Capitalization. Dart is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The total authorized capital stock of Dart consists of 100,000 shares of common stock, par value $10 per share, of which 1,000 shares are outstanding, validly issued, fully paid and nonassessable and beneficially owned by Taylor, free and clear of all security interests, liens, charges, encumbrances and rights of others. Except as set forth in Schedule 2.1, there are no outstanding subscriptions, options, voting trusts, rights, warrants, calls, restrictions, commitments or agreements relating to shares of the capital stock of Dart to which Dart or Taylor is a party. Except as set forth in

Schedule 2.1, there are no preemptive rights, preferential rights to purchase or other restrictions or encumbrances on the transfer, issuance, sale or voting of any shares of the capital stock of Dart. In the event that any such rights or restrictions exist, Taylor shall deliver to E-Z Serve at the Closing documents evidencing the removal or permanent waiver of such rights or restrictions. Other than as set forth in Schedule 2.1, there are no existing rights with respect to registration under the Securities Act of 1933, as amended (the "Securities Act"), of any of the capital stock of Dart. No shares of capital stock of Dart that have been issued were issued in violation of the preemptive or other restrictive rights of any person.

         2.2 Organization and Existence of TPI; Capitalization. TPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The total authorized capital stock of TPI consists of 5,000 shares of common stock, par value $100 per share, of which 2,550 shares are outstanding, all of which are fully paid and non-assessable and owned beneficially and of record by Dart. There are no outstanding subscriptions, options, voting trusts, rights, warrants, calls, restrictions, encumbrances, commitments or agreements relating to shares of the capital stock of TPI, except as set forth in Schedule 2.2. Except as set forth in Schedule 2.2, Dart does not own or control any capital stock, bonds, or other securities of, and does not have any proprietary interest in, any other corporation or business entity; and, other than TPI, Dart does not control the management or policies of any corporation or business entity or "control" any corporation or business entity within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2.3          Organization and Existence of Titan; Capitalization.
Titan is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The total authorized capital stock of Titan consists of 50,000 shares of common stock, $10 par value per share, of which 100 shares are outstanding, validly issued, fully paid and nonassessable and beneficially owned by the Shareholders, free and clear of all security interests, liens, charges, encumbrances and rights of others. Except as set forth in Schedule 2.3, there are no outstanding subscriptions, options, voting trusts, rights, warrants, calls, restrictions, commitments or agreements relating to shares of the capital stock of Titan or to which Titan or any of the Shareholders is a party. Except as set forth in Schedule 2.3, there are no preemptive rights, preferential rights to purchase or other restrictions or encumbrance on the transfer, issuance, sale or voting of any shares of the capital stock of Titan. In the event that any such rights or restrictions exist, the Shareholders shall deliver to E-Z Serve at the Closing documents evidencing the removal or permanent waiver of such rights or restrictions. Other than as set forth in Schedule 2.3, there are no existing rights with respect to registration under the Securities Act of any of the capital stock of Titan. No shares of capital stock of Titan that have been issued were issued in violation of the preemptive or other restrictive rights of any person. Except as set forth in Schedule 2.3, Titan does not own or control any capital stock, bonds, or other securities of, and does not have any proprietary interest in, any corporation or business entity; and Titan does not control the management or policies of any corporation or business entity or "control" any corporation or business entity within the meaning of the Exchange Act.

         2.4 Qualification of the Companies. Each of Dart, Titan and TPI (hereinafter sometimes referred to, collectively, as the "Companies" and, individually, as the "Company") does business in the states listed in Schedule
2.4 and is duly qualified to do business and is in good standing under the laws of such states. Each Company has full corporate power and lawful corporate authority to carry on its business as presently conducted and to own and operate its assets and business. The copies of the charter documents of each Company and all amendments thereto (certified by the Secretary of State of Texas) and of its by-laws, as amended to date (certified by its secretary), which have been delivered to E-Z Serve, are true, complete and correct.

         2.5 Financial Statements. Attached hereto as Schedule 2.5 are copies of the following described financial statements: the separate unconsolidated and audited combined balance sheets of the Taylor Companies with supporting schedules on each of the Companies as at October 31, 1991, and the related statements of income or loss, and stockholders' equity of the Companies for the twelve months ended October 31, 1991, together with an unqualified report thereon by KPMG Peat Marwick (the "Financial Statements"). Such Financial Statements present fairly the financial position of the Companies as of the periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

         2.6 No Adverse Changes. Except as set forth in Schedule 2.6, there has not been since April 30, 1991:

                      (a) any changes in the financial condition or business of any of the Companies except changes in the ordinary course of business which have not in any one case or in the aggregate been Materially adverse to any of the Companies or any of their operations;

                      (b) any damage, destruction or loss (whether or not covered by insurance) Materially and adversely affecting any of the assets or business of any of the Companies;

                      (c) any change in the accounting methods or practices followed by any of the Companies or any change in depreciation, amortization or inventory valuation policies or rates theretofore used or adopted;

                      (d) any sale, lease, transfer, mortgage, pledge, hypothecation, license, abandonment or other disposition by any of the Companies of any interest in real, personal or intellectual property (including, but not limited to, any patent, technology, software or trademark), or of any vehicle, machinery, equipment or other operating property with book value or sale price (whichever is greater) of $10,000 or more, except in the ordinary course of business;

                      (e) any declaration, setting aside or payment of any dividend or other distribution on or in respect of shares of the capital stock of any of the Companies or any direct or indirect redemption, retirement, purchase or other acquisition by any of the Companies of any such shares or of any option or other right to acquire any such shares;

                      (f) any grant of options or other rights to purchase shares of capital stock of any of the Companies;

                      (g) any other occurrences or events which, alone or in the aggregate, have Materially and adversely affected or may Materially and adversely affect any of the assets, operations or businesses of any of the Companies. For purposes of this Agreement, "Materially", "Material" and any derivation thereof means in reference to items, occurrences, claims or matters, those items, occurrences, claims or matters that are, singly or in the aggregate, in excess of $50,000; or

                      (h) any change in any of the working capital management, policies or practices of the Companies, including, but not limited to, any acceleration in the collection of receivables or delay in the payment of payables.

         2.7 Fees. Except for the fees paid to KPMG Peat Marwick for the audit of the Financial Statements described in Section 2.5, which audit shall be paid for by the Companies, and except for such other fees set forth on
Schedule 2.7, which fees will be paid by the Companies, none of the Companies has any liability or obligation for, or has made any payments for, accounting, consulting, investment banking or legal fees, or other fees, expenses or charges of professional advisors in connection with the negotiation, preparation, execution or performance of this Agreement or the transactions contemplated hereby. Except as set forth in this Section 2.7, any such fees shall be paid by the Shareholders.

         2.8 Taxes. The Companies have duly and timely filed all federal, state and local tax reports and returns required to be filed by the Companies, and all taxes and levies of every kind, character or description, shown by such reports or returns to be due and payable, and all other taxes and levies which are otherwise due and payable, have been paid when due.

         2.9 Litigation. There are no actions, suits or proceedings pending or, except as set forth in Schedule 2.9, threatened against the Companies at law or in equity or before or by any governmental authority or instrumentality, or before any arbitrator of any kind, either with respect to any of the transactions contemplated hereby or which, if adversely determined, would have a Material adverse effect on the Companies.

         2.10 Compliance with Laws. Except as set forth in Schedule 2.10, each of the Companies has complied with all laws and governmental regulations and orders (including, but not limited to those promulgated by the U.S. Immigration and Naturalization Service and those relating to the employment of aliens) relating to any of the property (real or personal, tangible or intangible) owned, leased or used by it, or applicable to its business, including, but not limited to, the labor, equal employment opportunity, occupational safety and health, environmental and antitrust laws.

         2.11 No Default. Except as set forth on Schedule 2.11, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not (a) result in the breach of any of the terms of, or constitute a default under, the charter documents or by-laws of any of the Companies, or (b) result in the breach of any of the terms of, or constitute a default under, any contract, agreement, commitment, lease or other obligation which any of the Companies is now a party or by which it or any of its assets may be bound or affected, except as indicated on any Schedule hereto with respect to the need for any consent by any other party to any such contract, agreement, commitment, lease or other obligation.

         2.12         Real Property.  The leases of real property listed on
Schedule 2.12 to which any of the Companies is a party are legally valid and binding and in full force and effect, and there are no defaults thereunder that will result in payments by any of the Companies (whether for costs of correction, damages or otherwise) in excess of $10,000 in the aggregate. No party to any such lease has threatened to terminate it on account of any breach (actual or alleged). Except as set forth in Schedule 2.12, the Companies have the right to quiet enjoyment of all real property leased to them for the full term of such lease and any renewal option relating thereto, and no leasehold or other interest of any of the Companies, relating to or affecting real property or any interest therein, is subject or subordinate to any security interest or mortgage, or subject to any other easement, covenant, restriction, encroachment or burden except for items that do not Materially and adversely detract from the value to any of the Companies of such property for the purposes for which it is now used. None of the rights of any of the Companies under any leasehold or other interest in real property listed in Schedule 2.12, will be impaired by the consummation of the transactions contemplated by this Agreement, and all of such rights will be enforceable by the Companies after the Closing without the consent or agreement of any other person, except consents and agreements specifically described in
Schedule 2.12.

         2.13         Authority and Approval.  Except as set forth in
Schedule 2.13: (i) each of Taylor, the April Trust and the Kerri Trust has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by the April Trust and the Kerri Trust and the consummation of the transactions contemplated hereby have been duly authorized and approved, and no other act, approval or proceedings on the part of Taylor, the April Trust or the Kerri Trust is required to authorize the execution and delivery of this Agreement by them or the consummation of the transactions contemplated hereby, and (iii) this Agreement constitutes the valid and binding obligation of Taylor, the April Trust and the Kerri Trust enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         2.14 Investment. Taylor represents and warrants to, and covenants and agrees with, E-Z Serve that the E-Z Serve Stock to be acquired by him hereunder is being acquired for his own account and with no intention of distributing or reselling the E-Z Serve Stock in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to Taylor's right at all times to sell or otherwise dispose of all or any part of the E-Z Serve Stock under a registration statement under the Securities Act or under an exemption from such registration available under the Securities Act and subject, nevertheless, to the disposition of Taylor's property being at all times within his control. If Taylor should in the future decide to dispose of any of the E-Z Serve Stock, Taylor understands and agrees that he may do so only if he obtains an opinion of counsel, satisfactory to E-Z Serve, that such transfer will not cause E-Z Serve's acquisition of the stock of Dart to be disqualified from treatment as a tax-free reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and (i) that he may do so only (A) in compliance with the Securities Act, as then in effect, and (B) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (ii) that stop-transfer instructions to that effect will be in effect with respect to such securities. Taylor agrees to the imprinting, so long as appropriate, of the legends set forth below:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES. EXCEPT FOR SALES OR OTHER DISPOSITIONS PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"), SUCH SHARES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY ANY HOLDER HEREOF UNLESS PRIOR TO SELLING OR OTHERWISE DISPOSING OF ANY SUCH SHARES, SUCH HOLDER DELIVERS TO THE COMPANY PRIOR TO THE DISPOSITION AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

Taylor represents and warrants to, and covenants and agrees with, E-Z Serve that by reason of his business and financial experience he has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the E-Z Serve Stock, is able to bear the economic risk of such investment and would be able to afford a complete loss of such investment. Taylor represents and warrants to E-Z Serve that he has received and reviewed (i) E-Z Serve's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 3, 1990, as amended, and the Prospectus dated March 22, 1991 constituting a part of such Registration Statement, (ii) each of E-Z Serve's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and Schedule 13Ds that E-Z Serve is required to file pursuant to the Exchange Act and E-Z Serve's Annual Report on Form 10-K for the year ended December 31, 1991 (the documents listed in clauses (i) and (ii) are hereinafter collectively referred to as the "E-Z Serve Documents"), and (b) all of the other information, if any, requested by Taylor from E-Z Serve, and that Taylor believes that the E-Z Serve Documents and such other information are sufficient to enable Taylor to make an informed decision with respect to his investment in the E-Z Serve Stock.

         2.15 Brokerage Arrangements. The Shareholders have not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate E-Z Serve or, except as set forth in Section 2.7, any of the Companies to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

         2.16 No Misleading Statements. The representations and warranties of the Shareholders contained in this Agreement, the Schedules hereto and all other documents and information furnished to E-Z Serve and its representatives pursuant hereto do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3
                  Representations and warranties by E-Z Serve

         E-Z Serve hereby represents and warrants to each of the Shareholders as follows:

         3.1          Organization and Existence of E-Z Serve; Capitalization.
E-Z Serve is a corporation duly organized, validly existing and in good
standing under the laws of the State of Delaware.   The total authorized
capital stock of E-Z Serve consists of (a) 100,000,000 shares of common stock, par value $0.01 per share, of which as of the Closing Date, 9,609,234 shares were outstanding and issued, (b) 10,000,000 shares of preferred stock, $0.01 par value per share, of which (i) 200,000 shares have been designated as $6.00 Convertible Preferred Stock, Series C ("Series C Stock"), of which 66,924 shares of Series C Stock are issued and outstanding as of the Closing Date,
(ii) 25,000 shares have been designated as Series B Convertible Preferred Stock, of which as of the Closing Date, all will be issued and outstanding and
(iii) 100,000 shares have been designated as $6.00 Convertible Preferred Stock, Series A ("Series A Stock"), of which as of the Closing Date none will be issued and outstanding. Except as set forth in the E-Z Serve Documents, the Series B Convertible Preferred Stock Purchase Agreement dated as of the date hereof among E-Z Serve and the investors named therein, and the Preferred Stock Exchange Agreement dated the date hereof between the Company and Harken Energy Corporation (the "Exchange Agreement"), there are no (i) outstanding subscriptions, options, voting trusts, rights, warrants, calls, restrictions, commitments or agreements relating to shares of the capital stock of E-Z Serve to which E-Z Serve is a party or (ii) preemptive rights, preferential rights to purchase or other restrictions or encumbrances on the transfer, issuance, sale or voting of any shares of the authorized capital stock of E-Z Serve. Other than as set forth in the E-Z Serve Documents, the Registration Rights Agreement dated as of the date hereof among E-Z Serve and the other parties named therein, the Common Stock Registration Rights Agreement dated as of the date hereof between E-Z Serve and Taylor, the Common Stock Registration Rights Agreement between E-Z Serve and Herbert W. Hitchings and the Exchange Agreement, there are no existing rights with respect to registration under the Securities Act of any of the capital stock of E-Z Serve. No shares of capital stock of E-Z Serve that have been issued were issued in violation of the preemptive or other restrictive rights of any person.

         3.2 Qualification of E-Z Serve. E-Z Serve does business in the states listed in Schedule 3.2 and is duly qualified to do business and is in good standing under the laws of such states. E-Z Serve has full corporate power and lawful corporate authority to carry on its business as presently conducted and to own and operate its assets and business. The copies of the charter documents of E-Z Serve and all amendments thereto (certified by the Secretary of State of Delaware) and of its by-laws, as amended to date (certified by its secretary), which have been delivered to the Shareholders, are true, complete and correct.

         3.3 Authority and Approval. E-Z Serve has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. E-Z Serve is acquiring the Dart Stock and the Titan Stock for its own account for investment purposes and not with a view to distribution. The execution and delivery of this Agreement by E-Z Serve and the consummation of the transactions contemplated hereby have been duly authorized and approved by its Board of Directors. No other act, approval or proceedings on the part of E-Z Serve or the holders of any class of its equity securities is required to authorize the execution and delivery of this Agreement by E-Z Serve or consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of E-Z Serve enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         3.4 E-Z Serve Stock. The E-Z Serve Stock to be issued to the Shareholders hereunder has been duly authorized for issuance by all necessary corporate action on the part of E-Z Serve. Such shares of E-Z Serve Stock will be fully paid and non-assessable, free and clear from any liens or encumbrances except as specifically set forth in Section 3.1.

         3.5 Litigation. There are no actions, suits or proceedings pending or, except as set forth in Schedule 3.5, threatened against E-Z Serve at law or in equity or before or by any governmental authority or instrumentality, or before any arbitrator of any kind, either with respect to any of the transactions contemplated hereby or which, if adversely determined, would have a Material adverse effect on E-Z Serve.

         3.6 No Adverse Changes. Except as set forth in Schedule 3.6, there has not been since E-Z Serve's third fiscal quarter ended September 30, 1991:

                      (a) any changes in the financial condition or business of E-Z Serve except changes in the ordinary course of business which have not in any one case or in the aggregate been Materially adverse to E-Z Serve or any of its operations;

                      (b) any damage, destruction or loss (whether or not covered by insurance) Materially and adversely affecting any of the assets or business of E-Z Serve;

                      (c) any change in the accounting methods or practices followed by E-Z Serve or any change in depreciation, amortization or inventory valuation policies or rates theretofore used or adopted;

                      (d) any sale, lease, transfer, mortgage, pledge, hypothecation, license, abandonment or other disposition by E-Z Serve of any material interest in real, personal or intellectual property (including, but not limited to, any patent, technology, software or trademark), or of any vehicle, machinery, equipment or other operating property with book value or sale price (whichever is greater) of $10,000 or more, except in the ordinary course of business;

                      (e) any declaration, setting aside or payment of any dividend or other distribution on or in respect of shares of the capital stock of E-Z Serve or any direct or indirect redemption, retirement, purchase or other acquisition by E-Z Serve of any such shares or of any option or other right to acquire any such shares;

                      (f) any grant of options or other rights to purchase shares of capital stock of E-Z Serve; or

                      (g) any other occurrences or events which, alone or in the aggregate, have Materially and adversely affected or may Materially and adversely affect any of the assets, operations or businesses of E-Z Serve.

         3.7 No Default. Except as set forth on Schedule 3.7, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not (a) result in the breach of any of the terms of, or constitute a default under, the charter documents or by-laws of E-Z Serve, or (b) result in the breach of any of the terms of, or constitute a default under, any contract, agreement, commitment, or other obligation which E-Z Serve is now a party or by which it or any of its assets may be bound or affected, except as indicated on any Schedule hereto with respect to the need for any consent by any other party to any such contract, agreement, commitment, or other obligation.

         3.8 Brokerage Arrangements. E-Z Serve has not entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Shareholders to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.
         3.9 No Misleading Statements. The representations and warranties of E-Z Serve contained in this Agreement, the Schedules hereto and all other documents and information furnished to the Shareholders and their representatives pursuant hereto do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.10 Compliance with Laws. Except as set forth in Schedule 3.10, E-Z Serve has complied with all laws and governmental regulations and orders (including, but not limited to those promulgated by the U.S. Immigration and Naturalization Service and those relating to the employment of aliens) relating to any of the property (real or personal, tangible or intangible) owned, leased or used by it, or applicable to its business, including, but not limited to, the labor, equal employment opportunity, occupational safety and health, environmental and antitrust laws.

                                   ARTICLE 4

                        Certain Covenants and Agreements

         4.1 Access. Each party hereto agrees that they will, upon reasonable notice, give to the other parties, their counsel, accountants and employees who need access to such information, full access, during normal business hours throughout the period prior to the Closing Date, to the properties, books, contracts and records of the other relating to their assets or business operations. Each party agrees that it will, and will cause its employees to, hold in strict confidence all information so obtained hereby, agrees that such information is proprietary to the other party and if the transactions herein provided for are not consummated as contemplated herein, agrees that it shall not disclose such information to any third parties or use such information for itself or on behalf of others, or allow its employees to use or disclose any of such information, except to the extent that such information is otherwise publicly known or as required by law to be disclosed. Each party further agrees that it shall require its employees, agents and representatives having access to such information to comply with these obligations and to return promptly all such information.

         4.2 Permits and Licenses. The Shareholders will comply with required procedures and cooperate with E-Z Serve to enable E-Z Serve to obtain licenses and permits to sell liquor, beer and wine at the retail gasoline marketing locations and convenience stores owned or leased by any of the Companies or to which any of the Companies has certain operating rights, as listed on Schedule 4.2 hereto (the "Locations"), as soon as possible after the Closing Date. Taylor and E-Z Serve shall cooperate in effecting the transfer to E-Z Serve, or its designee, of inventories of beer and wine located at each Location.

         4.3 Title to Properties. No later than 90 days after the Closing Date, the Shareholders shall, at their own cost and expense, with respect to each property leased by any of the Companies (the "Properties"), furnish or cause to be furnished to the Companies a "nothing further certificate" showing changes to the title to such properties from the date of issuance of the Owner's Policy of Title Insurance held by the then current owner of such properties. The Shareholders shall during a period of 120 days after the Closing Date (a) cure any title defect that is a lien on any of the Properties, and (b) have the option to cure any other type of title defect, encumbrance or objection identified by E-Z Serve that adversely affects, in the opinion of E-Z Serve, any of the Properties. If the Shareholders have not, to the satisfaction of E-Z Serve, cured any title defect, encumbrance or objection (a "Defect") within such 120-day period, E-Z Serve may elect (x) in the case of a lease that has a Defect and of which any of the Shareholders is a lessor, to terminate such lease without any further obligation to the Companies, and (y) in all other cases, to assign any lease that has a Defect to any Shareholder or its assignee without retaining any obligation therefor. E-Z Serve shall give notice of such termination or assignment to the Shareholders and the Shareholders shall, within 10 days of such notice, transfer such number of shares of E-Z Serve Stock as shall equal in value the value of the property to which the terminated or assigned lease relates. For the purposes of this Section, (a) the value of the E-Z Serve Stock shall be deemed to be $1.90 per share, and (b) the value of each of the Properties shall be such as is set forth on Schedule 4.3.

         4.4 UST Registration. Within 30 days following the Closing Date, the Shareholders shall take, at their own cost and expense, such action as may be necessary to cause the underground storage tanks relating to properties not being leased by E-Z Serve or any of the Companies not to be registered in the name of E-Z Serve or any of the Companies.

         4.5 Personal Guarantee. Taylor shall, upon the written request of E-Z Serve, issue a personal guarantee for the benefit of any of the Companies' suppliers of motor fuels that are not, prior to the Closing Date, suppliers of E-Z Serve; provided, however, that no such personal guarantee, which shall be in such form as is acceptable to the suppliers for whose benefit it is issued, shall extend beyond the first anniversary date of the issuance of such personal guarantee.

                                   ARTICLE 5

                            Conditions to Closing

         5.1 E-Z Serve's Obligations. The obligations of E-Z Serve at the Closing are subject to the following conditions:

                      (a) The representations and warranties of the Shareholders shall be true, complete and correct when made, and, in addition, shall be true, complete and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                      (b) Each of the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date and E-Z Serve shall have received a certificate from each of the Shareholders, dated the Closing Date, to such effect;

                      (c) E-Z Serve shall have received a favorable opinion of Gibson, Ochsner & Adkins, L.L.P., counsel to the Shareholders, dated the Closing Date, in form and substance reasonably satisfactory to E-Z Serve and its counsel;

                      (d) Taylor shall have executed and delivered a Consulting Agreement, which contains a non-competition covenant;

                      (e) The consents, waivers, approvals, licenses and authorizations of third parties or governmental authorities or any amendments or modifications to existing agreements with third parties required to consummate the transactions contemplated hereby that are listed in Schedule 5.1(e) shall have been duly obtained on terms and conditions reasonably satisfactory to E-Z Serve;

                      (f) The leases of the real and personal properties listed on Schedule 5.1(f) shall have been cancelled and new leases of such properties shall have been executed by the respective lessors and TPI as lessee, and delivered at the Closing to E-Z Serve (the "New Leases");

                      (g) The Shareholders shall have delivered to E-Z Serve, at the Closing, certificates or other documentation evidencing that none of the Companies are guarantors of, nor are otherwise obligated under, any mortgages, bank loans, or other indebtedness relating to any loans or other obligations of the Shareholders, or related to the Locations or other properties of the Companies;

                      (h) The Companies shall not have any bank indebtedness exceeding in the aggregate $2 million;

                      (i) No shares of capital stock of Salt Fork Company, Inc. ("Salt Fork") shall be owned by Dart;

                      (j) Dart shall have transferred its intercompany accounts to Salt Fork as a contribution to capital; and

                      (k) TPI shall have transferred its wholesale gasoline business, including, except as set forth in the Receivables Agreement of even date herewith between TPI and Salt Fork, all assets and liabilities associated therewith, to Salt Fork.

         5.2 Obligations of the Shareholders. The obligations of the Shareholders at the Closing are subject to the following conditions:

                      (a) The representations and warranties of E-Z Serve shall be true, complete and correct when made, and, in addition, shall be true, complete and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date;

                      (b) E-Z Serve shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by E-Z Serve on or prior to the Closing Date and the Shareholders shall have received a certificate from E-Z Serve, dated the Closing Date, to such effect;

                      (c) The Shareholders shall have received a favorable opinion of Bracewell & Patterson, dated the Closing Date, in form and substance reasonably satisfactory to the Shareholders and their counsel;

                      (d) The consents, waivers, approvals, licenses and authorizations of third parties or governmental authorities or any amendments or modifications to existing agreements with third parties required to consummate the transactions contemplated hereby that are listed in Schedule 5.2(d) shall have been duly obtained on terms and conditions reasonably satisfactory to the Shareholders; and

                      (e) The leases of the real and personal properties listed on Schedule 5.1(f) shall have been cancelled and the New Leases shall have been executed and delivered at the Closing.

                                   ARTICLE 6

                                  Tax Matters

         6.1          Liability for Taxes.  (a)  For purposes of this
Agreement, "Taxes" means (i) all federal, foreign, state or local net or gross income, gross receipts, sales, use, real property gains or transfer, ad valorem, property, value-added, franchise, production, severance, windfall profit, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts, and
(ii) liability for the payment of any consolidated or combined tax (including, without limitation, any liability imposed pursuant to Treasury Regulations
Section 1.1502-6 as a result of being a member of the Seller Group), together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts, of the type described in clause (i) above.

                      (b) The Shareholders shall be liable for, and shall indemnify and hold E-Z Serve and its affiliates harmless from, (1) any Taxes caused by or resulting from the transfer of the Dart Stock and the sale of the Titan Stock, (2) any Taxes (other than Taxes described in clause (1) above) imposed on or incurred by the Companies for any taxable period ending on or before March 1, 1992 (the "Effective Date") (or the portion, determined as described in clause (d) of this Section 6.1, of any such Taxes imposed on or incurred by the Companies for any taxable period beginning on or before and ending after the Effective Date which is allocable to the portion of such period occurring on or before the Effective Date (the "Pre-Effective Date Period")), excluding (i) any such Taxes caused by or resulting from any actual or deemed election pursuant to Section 338 of the Code with regard to the transfer of the Dart Stock and the sale of the Titan Stock, (ii) any such Taxes that have been reflected as current accrued tax liabilities on the balance sheet of the Companies as of the Effective Date, and (iii) any Taxes caused by or resulting from the satisfaction of the condition set forth in Section 5.1(i), (3) any attorneys' fees or other litigation costs incurred by E-Z Serve, the Companies, or any affiliate thereof in connection with any payment from the Shareholders under this clause (b) of Section 6.1, (4) any Taxes payable as a result of any breach by the Shareholders of any representation set forth herein and (5) any sales, use, real property transfer or gain or similar Taxes arising from the transactions contemplated in this Agreement.

                      (c) E-Z Serve shall be liable for, and shall indemnify and hold the Shareholders harmless from, (1) any Taxes caused by or resulting from any actual or deemed election pursuant to Section 338 of the Code with regard to the acquisition of the Dart Stock and Titan Stock (2) any Taxes imposed on or incurred by the Companies for which the Shareholders are not liable under clause (b) of this Section 6.1 and (3) any attorneys' fees or other litigation costs incurred by the Shareholders in connection with any payment from E-Z Serve under this clause (c) of Section 6.1.

                      (d) Whenever it is necessary for purposes of clause (b) or (c) of this Section 6.1 to determine the portion of any Taxes imposed on or incurred by the Companies for a taxable period beginning on or before and ending after the Effective Date which is allocable to the Pre-Effective Date Period, the determination shall be made, in the case of property or ad valorem Taxes or franchise Taxes (which are not measured by, or based upon, net income), on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Effective Date Period constitutes a separate taxable period of the Companies and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning on or before and ending after the Effective Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Effective Date Period ratably on a per diem basis).

         6.2 Tax Proceedings. In the event E-Z Serve or any of its affiliates receives notice (the "Proceeding Notice") of any examination, claim, adjustment, or other proceeding with respect to the liability of the Companies for Taxes for any period for which the Shareholders are or may be liable under clause (b) of Section 6.1, E-Z Serve shall notify the Shareholders in writing thereof (the "E-Z Serve Notice") no later than the earlier of (i) 30 days after the receipt by E-Z Serve or any of its affiliates of the Proceeding Notice or
(ii) ten days prior to the deadline for responding to the Proceeding Notice.
As to any such Taxes for which the Shareholders are solely liable under clause
(b) of Section 6.1, the Shareholders shall be entitled at their expense to control or settle the contest of such examination, claim, adjustment, or other proceeding, provided (a) it notifies E-Z Serve in writing that it desires to do so no later than the earlier of (i) 30 days after receipt of the E-Z Serve Notice or (ii) five days prior to the deadline for responding to the Proceeding Notice and (b) it may not, without the consent of E-Z Serve, agree to any settlement which could result in an increase in the amount of Taxes for which E-Z Serve is liable under clause (c) of Section 6.1. The parties shall cooperate with each other and with their respective affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 6.2.
E-Z Serve will provide, or cause to be provided, to the Shareholders necessary authorizations, including powers of attorney, to control any proceedings which the Shareholders are entitled to control pursuant to this Section 6.2.

         6.3 Payment of Taxes. All Taxes with respect to the Companies shall be paid by the party that is legally responsible therefor. Except as otherwise provided in this Article 6, any amount to which a party is entitled under this Article 6 shall be promptly paid to such party by the party obligated to make such payment following written notice to the party so obligated stating that the Taxes to which such amount relates have been paid or incurred and providing details supporting the calculation of such amount.

         6.4 Survival of Obligations. The obligations of the parties set forth in this Article 6 shall be unconditional and absolute and shall remain in effect without limitation as to time.

         6.5 Limitation on Tax Indemnity. E-Z Serve shall not be liable for any amount of Taxes that may be payable pursuant to Section 6.1(b)(2)(iii) that exceed in the aggregate $1 million.

         6.6 Conflict. In the event of a conflict between the provisions of this Article 6 and any other provisions of this Agreement, the provisions of this Article 6 shall control. The provisions of Article 7 shall not apply to any Taxes for which any party is liable under this Article 6.

                                   ARTICLE 7

                                Indemnification

         7.1 Indemnification of the Shareholders. E-Z Serve, from and after the Closing Date, shall indemnify and hold the Shareholders harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by the Shareholders as a result of, caused by, arising out of, or in any way relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of E-Z Serve under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to the Shareholders by E-Z Serve pursuant to the terms of this Agreement, and (b) any liability or obligation (other than those for which E-Z Serve is being indemnified by the Shareholders hereunder) which pertains to the ownership, operation or conduct of the businesses or affairs of the Companies arising from any acts, omissions, events, conditions or circumstances occurring after the Effective Date.

         7.2 Indemnification of E-Z Serve. The Shareholders, from and after the Closing Date, shall indemnify and hold the Companies and E-Z Serve harmless from and against any and all Damages suffered by any of the Companies or E-Z Serve as a result of, caused by, arising out of, or in any way relating to:
(a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders under this Agreement or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to E-Z Serve by any of the Shareholders or any of the Companies pursuant to the terms of this Agreement;
(b) any liability or obligation which pertains to the ownership, operation or conduct of the business or affairs of the Companies arising from any acts, omissions, events, conditions or circumstances occurring or existing on or prior to the Effective Date, including, without limitation, those matters disclosed on any Schedule hereto, other than (i) any liability reserved for or recorded on the Financial Statements and (ii) any liability incurred since October 31, 1991 in the ordinary course of business for the purchase of goods or services; (c) an assignment of any lease pursuant to Section 4.3; and (d) any Environmental Cleanup Liability (as hereinafter defined).

         7.3 Demands. Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to herein as the "Claim"), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnifying party shall not be obligated to indemnify the indemnified party with respect to any Claim if the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the Claim, only insofar as such knowing failure to notify the indemnifying party has actually resulted in prejudice or damage to the indemnifying party. The Shareholders hereby acknowledge notice of indemnity from E-Z Serve and the Companies with regards to the Claims set forth in the Schedules attached to this Agreement.

         7.4 Right to Contest and Defend. The indemnifying party is entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the indemnifying party does not elect to contest any such claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. At any time after the commencement of the defense of any Claim, the indemnifying party may request the indemnified party to agree in writing to the abandonment of such contest or to the payment or compromise by the indemnified party of the asserted Claim, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued, and so notifies the indemnifying party in writing within 15 days of such request from the indemnifying party. If the indemnified party determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Claim had agreed unconditionally to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party.

         7.5 Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person, but the indemnifying party will reimburse the indemnified party for any third party expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Claim.

         7.6 Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Claim against the indemnified party or conferences with representatives of or counsel for such persons.

         7.7 Payment of Damages. The indemnifying party shall pay to the indemnified party in immediately available funds any amounts to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within five days after any such amounts are finally determined either by mutual agreement of the parties hereto or pursuant to the award of the arbitrator; provided, however, that with respect to any Damages that may be owed by the Shareholders, the Shareholders may, at their option, credit such amount of Damages to the payments owed by any of the Companies pursuant to the New Leases. In the event the Shareholders should, within such period of time, fail either to pay the amounts in immediately available funds or so credit the New Leases, then any of the Companies may offset such amounts from the amounts payable under the New Leases.

         7.8          Limitations on Indemnification.

                      (a) In connection with any Environmental Cleanup Liability (as hereinafter defined), the Shareholders shall not be liable for the amount of Damages that exceed in the aggregate $300,000. Further, with respect to any Environmental Cleanup Liability that arises in connection with underground storage tanks at any of the Locations that are located in a State that has an underground storage tank remediation reimbursement fund, the liability of the Shareholders for Damages shall be limited to the amounts not reimbursed to E-Z Serve pursuant to such fund.

                      (b) The liability of the Shareholders for the breach of any of the representations and warranties by the Shareholders set forth in Article 2 shall be limited to claims for which E-Z Serve delivers written notice to the Shareholders on or before the third anniversary date of the Closing Date.

                      (c) For purposes of this Agreement, "Environmental Cleanup Liability" means any cost or expense of any nature whatsoever incurred to contain, remove, remedy, clean up, or abate any deposit, emission, discharge, release or threatened release of hazardous substances, pollutants or contaminants from or on any of the Locations, including, without limitation, (i) any direct costs or expenses for investigation, study, assessment, legal representation, cost recovery by governmental agencies, or on-going monitoring in connection therewith, and (ii) any cost, expense, loss or damage incurred with respect to any of the Locations or its operation as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, cleanup or abatement.

                      (d) With regards to any Damages arising from the matters discussed under the captions "Sean P. Johnson vs. TPI," "Estate of Lorena Haynes" and "Estate of Barney Hudson" in Schedule 2.6(b), the liability of the Shareholders shall not exceed in the aggregate $2 million.
                      (e) In determining the amount of any Damages for which any party is entitled to indemnification under this Agreement, the amount thereof will be reduced by any insurance proceeds realized by the indemnified party net of any insurance premium that becomes due as a result of the claim for which indemnity is sought.

                                   ARTICLE 8

                                  Arbitration

         8.1 Arbitration. The parties hereto agree that any controversy or claim arising out of or relating to a disagreement or dispute under this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall be binding upon the parties hereto. The parties hereto agree that (a) any decision of the arbitrator shall be final, nonappealable and binding, (b) any arbitration proceeding or hearings in connection with any dispute hereunder shall be held in Houston, Texas and the hearing will commence within 30 days after receipt by the AAA of an arbitration notice, and (c) any fees of arbitration, reasonable attorneys' fees of the prevailing party and transcript costs, shall be paid by the unsuccessful party in the arbitration, unless otherwise determined by the arbitrator. The arbitration notice shall be sent from either the Shareholders to E-Z Serve or E-Z Serve to the Shareholders expressing the intention to arbitrate with the AAA a disagreement and the nature of the disagreement. Simultaneously therewith, the Shareholders or E-Z Serve, as the case may be, shall transmit three copies of the arbitration notice to the regional office of the AAA which includes within its boundaries Houston, Texas, along with three copies of this Agreement and the appropriate administrative fee, thereby submitting such dispute for arbitration.

                                   ARTICLE 9

                                 Miscellaneous

         9.1          Fees and Expenses.   Whether or not the transactions
contemplated hereby are consummated, each party shall bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of its own counsel, accountants and other professionals.

         9.2 Post-Closing Access. For a period of five years after the Closing, Taylor will have reasonable access to the records of any of the Companies covering any period prior to the Closing, at reasonable times during normal business hours and for any proper business purpose, at his sole cost and expense.

         9.3 Public Statements. No party hereto shall, without the prior consent of the other parties hereto, issue or make any public announcement or statement regarding this Agreement and the transactions contemplated hereby unless required to do so in order to comply with requirements of applicable law, rule or regulation. In the event any party hereto is required to make any such public announcement or statement, it shall furnish a proposed text thereof to the other parties for their review and comments.

         9.4 Interpretation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under any applicable law, such provision shall be in effect only to the extent of such prohibition or invalidation, without invalidating the remainder of this Agreement.

         9.5 Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.
         9.6 Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or express delivery service or mailed by registered or certified mail, postage prepaid, as follows:

         If to each Shareholder:

                                Larry Jack Taylor
                                1515 Alabama Street
                                Amarillo, Texas  79102

         If to E-Z Serve:

                                E-Z Serve Corporation
                                10700 North Freeway, Suite 500
                                Houston, Texas 77037
                                Attention:  President

or such other address as any party hereto shall have designated by notice in writing to the other parties hereto. All such notices given in compliance with the provisions of this Section shall be deemed to have been given when delivered or mailed.

         9.7 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the parties' rights hereunder shall be assignable without the prior written consent of the other parties hereto. Notwithstanding the foregoing, at or after the Closing Date the Shareholders may assign their rights hereunder and under other documents and instruments contemplated herein to The First National Bank of Boston (the "Bank"); and provided further, that upon foreclosure or sale in lieu of foreclosure of the E-Z Serve Stock or a substantial portion thereof by or to the Bank, the warranties, representations, obligations, agreements and indemnities of the Shareholders and in the other documents and instruments contemplated herein shall inure to the benefit of the Bank or any purchaser or grantee of such E-Z Serve Stock. Notwithstanding any other provision of this Agreement, no stockholder, director, officer, employee or Trustee of any of the parties hereto shall have any liability under or by reason of this Agreement or the transactions contemplated hereby.

         9.8 Headings. The headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         9.9 Modifications and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision thereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

         9.10 Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         9.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the agreement among the parties hereto.

         9.12 Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions as any other party hereto may reasonably request in order to carry out the intent of this Agreement.

         9.13 Combined Working Capital. For purposes of this Agreement, the parties have estimated that as at the Effective Date, the Combined Working Capital (as hereinafter defined) of the Companies was at least $(125,000). For the purposes of this Agreement, "Combined Working Capital" means the sum of the

Companies' cash and cash equivalents, accounts receivable (minus reserves therefor), inventories, prepaid expenses and other current assets as at the Effective Date, less the sum of the Companies' current liabilities as at the Effective Date, all as determined in accordance with generally accepted accounting principles employed by the Companies on a basis consistent with prior periods and exclusive of any intercompany accounts. E-Z Serve shall have up until 60 days after the Closing Date during which to verify the accuracy of the Combined Working Capital. If E-Z Serve shall have failed to notify the Shareholders within 60 days after the Closing Date of any dispute with respect to the amount of such Combined Working Capital, then such amount shall be conclusively considered to be true and correct. In the event the Combined Working Capital is found to be less than $(125,000), then the Shareholders shall pay to E-Z Serve such difference in cash within five days of E-Z Serve's notice to the Shareholders that such is the case. If E-Z Serve and the Shareholders are unable to agree upon the determination of the actual Combined Working Capital, an accounting firm selected in the manner hereinafter provided shall be requested to audit and determine such amount. The selection of the accounting firm shall be made by the Shareholders from a list of three nationally recognized independent accounting firms submitted by E-Z Serve. The decision of the independent accounting firm shall be binding upon the Shareholders and E-Z Serve, and the fees and expenses of such independent accounting firm shall be borne one-half by E-Z Serve and one-half by the Shareholders.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.



                                        /s/ Larry Jack Taylor
                                        ----------------------------------------
                                        Larry Jack Taylor


                                        KERRI DENISE TAYLOR TRUST



                                        By: Herbert W. Hitchings, Trustee


                                        By: /s/ Herbert W. Hitchings
                                           -------------------------------------
                                        Name: Herbert W. Hitchings


                                        APRIL MICHELE TAYLOR TRUST


                                        By: Herbert W. Hitchings, Trustee


                                        By: /s/ Herbert W. Hitchings
                                           -------------------------------------
                                        Name: Herbert W. Hitchings


                                        E-Z SERVE CORPORATION



                                        By: /s/ John T. Miller
                                           ------------------------------------
                                        Name: John T. Miller
                                        Title: Senior Vice President



         The undersigned, being the spouse of Larry Jack Taylor, joins in the execution of this Agreement to evidence her knowledge of its existence and content, to acknowledge that this Agreement is fair, equitable and in her best interests, and to bind her community interest, if any, and her heirs, beneficiaries, assigns, executors, administrators and legal representatives to the covenants, agreements, terms and conditions contained in this Agreement, as it may be amended from time to time.



                                        /s/ Billie Jean Taylor
                                        ----------------------------------------
                                        Billie Jean Taylor